EXHIBIT 10.47

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Partners for Growth
Loan and Security Agreement

Borrower:Comverge, Inc., a Delaware corporation (“Comverge”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Alternative Energy Resources, Inc., a Delaware corporation (“AER”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Enerwise Global Technologies, Inc., a Delaware corporation (“Enerwise”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Comverge Giants, LLC, a Delaware limited liability company (“Giants”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Public Energy Solutions, LLC, a New Jersey limited liability company (“PES”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Public Energy Solutions NY, LLC, , a Delaware limited liability company (“PESNY”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Clean Power Markets, Inc., a Pennsylvania corporation (“CPM”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Date:November 5, 2010

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into on the above date between PARTNERS FOR GROWTH III, L.P. (“PFG”), whose address is 180 Pacific Avenue, San Francisco, CA 94111 and the borrowers named above (except as otherwise referenced in this Agreement, individually and collectively, jointly and severally, “Borrower”), whose chief executive offices are located at the above address (“Borrower Address”). The Schedule to this Agreement (the “Schedule”) being signed by the parties concurrently, is an integral part of this Agreement.  (Definitions of certain terms used in this Agreement are set forth in Section 7 below.)

1.LOANS.

1.1  Loans. PFG will make loans to Agent (as defined in Section 1.6) for the benefit of Borrower (the “Loan”) in the amount shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

1.2   Interest.  All Loans and all other monetary Obligations shall bear interest at the rates shown on the Schedule, except where expressly set forth to the contrary in this Agreement.  Interest shall be payable monthly, on the first day of each month for interest accrued during the prior month.

1.3  Fees.  Borrower shall pay PFG the fees shown on the Schedule, which are in addition to all interest and other sums payable to PFG and are not refundable.

1.4  Loan Requests.  To obtain a Loan, Borrower shall make a Qualifying Request to PFG by facsimile or telephone.  Loan requests may also be made by Borrower by email, but the same shall not be deemed made until PFG acknowledges receipt of the same by email or otherwise in writing. Loan requests received after 12:00 Noon Pacific time will not be considered to have been received by PFG until the next Business Day.  On the date of each borrowing pursuant to a Qualifying Request, Borrower shall execute and deliver to PFG a promissory note in the form appended as Exhibit C reflecting such borrowing (each, a “Note” and collectively, the “Notes”).

1.5  Late Fee.  If any payment of accrued interest for any month is not made within three business days after the later of the date a bill therefor is sent by PFG or three business days after the due date therefor, or if any payment of principal or any other payment is not made within three Business Days after the date due, then Borrower shall pay PFG a late payment fee equal to 5% of the overdue sum in the first such instance of late payment and 10% of overdue amount of each future late payment occurring thereafter.  The provisions of this paragraph shall not be construed as PFG’s consent to Borrower’s failure to pay any amounts when due, and PFG’s acceptance of any such late payments shall not restrict PFG’s exercise of any remedies arising out of any such failure.

1.6  Agented Loan Arrangement.

(a)With respect to all matters arising under this Agreement, each Borrower (other than Comverge) hereby designates Comverge as its agent (the “Agent”) to discharge the duties and responsibilities of the Agent as provided in this Section 1.6, and all references to Borrower making any request in connection with a Loan shall be construed to mean Agent.  All notices to and requests of PFG by Borrower shall be made by Agent by facsimile or electronic mail, but the same shall not be deemed made until PFG acknowledges receipt of the same by email or otherwise in writing. PFG may rely on any telephone request for a Loan given by a person whom PFG believes in good faith is an authorized representative of Agent, and Borrower will indemnify PFG for any loss PFG suffers as a result of that reliance. Except as otherwise permitted by PFG, the Loans hereunder shall be requested solely by the Agent as agent for each Borrower. Any Loan which may be made by PFG under this Agreement and which is directed to the Agent is received by the Agent in trust for the Borrower or other Group Member that is intended to receive such Loan, if other than the Agent. The Agent shall distribute the proceeds of any such Loan solely to that Borrower. Each Borrower shall be directly indebted to PFG for each Loan made to the Agent or made to the Agent and distributed to any Borrower or other Group Member by the Agent, together with all accrued interest thereon, as if that amount had been advanced directly by PFG to each such Borrower (whether or not the subject Loan was based upon the assets of the Borrower or other Group Member which actually received such distribution), in addition to which each Borrower shall be liable to PFG for all Obligations under this Agreement, whether or not the proceeds of the Loan are distributed to any particular Borrower.  PFG shall have no responsibility to inquire as to the distribution of Loans made by PFG through the Agent as described herein.

(b)The Agent and each other Borrower shall indemnify, defend, and save and hold PFG harmless from and against any liabilities, claims, demands, expenses, or losses made against or suffered by PFG on account of, or arising out of, this Agreement, PFG’s reliance upon notices given and requests made by the Agent under this Agreement, or any other action taken by PFG hereunder or under any of PFG’s various agreements with the Agent and/or any Borrower and/or any other Person arising under this Agreement, absent PFG’s gross negligence or intentional misconduct.

2.  SECURITY INTEREST.

2.1  Grant of Security Interest.  To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to PFG a continuing security interest in, and pledges to PFG, all of the following (collectively, the “Collateral”):  all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds  (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower’s Books relating to any and all of the above.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In order to induce PFG to enter into this Agreement and to make Loans, Borrower represents and warrants to PFG as follows, and Borrower shall at all times comply with all of the following covenants, throughout the term of this Agreement and thereafter until the later of (i) all Obligations have been paid and performed in full, and (ii) such time as PFG no longer has any obligation to consider Borrower requests of PFG to make Loans (the “End Date”):

3.1  Corporate Existence and Authority.  Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation disclosed in the Representations.  Borrower is and will continue to be qualified and has and will have all Governmental Authorizations required to do business in all jurisdictions disclosed in the Representations for which any failure to do so would result in a Material Adverse Change.  The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby, including without limitation, the Notes (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower’s Constitutional Documents or any Legal Requirement or any  material agreement or instrument to which Borrower or its property is subject, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument to which Borrower or its property is subject.

3.2  Name; Trade Names and Styles.  As of the date hereof, the name of Borrower set forth in the heading to this Agreement is its correct name, as set forth in its Constitutional Documents.  Listed in the Representations are all prior names of Borrower and all of Borrower’s present and prior trade names as of the date hereof.

3.3  Place of Business; Location of Collateral.  As of the date hereof, the address set forth in the heading to this Agreement is each Borrower's chief executive office.  In addition, as of the date hereof, Borrower has places of business and Collateral is located only at the locations set forth in the Representations.

3.4  Title to Collateral; Perfection; Permitted Liens.

(a)Borrower now has and will at all times in the future have good title to, rights in, and the power to Transfer each item of Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens, except for Permitted Liens.  PFG now has, and will continue to have, a First-Priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend PFG and the Collateral against all claims of others.

(b)Borrower has set forth in the Representations all of Borrower’s Deposit Accounts, and Borrower will give PFG five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to PFG a Control Agreement in form satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in such Deposit Account, subject to the rights of the Senior Lender.

(c)In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify PFG thereof in writing and provide PFG with such information regarding the same as PFG shall request (unless providing such information would waive the Borrower’s attorney-client privilege).  Such notification to PFG shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to PFG, and Borrower shall execute and deliver all such documents and take all such actions as PFG shall request in connection therewith.

(d) Whenever any Collateral (except for digital control units, thermostats, or other equipment affixed to dwellings or commercial structures in the ordinary course of Borrower’s business in connection with virtual peaking capacity contracts with its customers) is located upon premises in which any third party has an interest, Borrower shall, whenever requested by PFG, use all commercially reasonable efforts to cause such third party to execute and deliver to PFG, in form acceptable to PFG, such waivers and subordinations as PFG shall specify in its good faith business judgment.  Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5  Maintenance of Collateral. Borrower will maintain the Collateral (where condition is relevant) in good working condition (ordinary wear and tear excepted) to the extent the failure to do so could result in a Non-trivial adverse effect on Borrower or its business, and Borrower will not use the Collateral for any unlawful purpose.  Borrower will immediately advise PFG in writing of any material loss or damage to the Collateral.

3.6.  SEC Filings and the Sarbanes-Oxley Act.  Each report, statement, schedule, form or other document or filing required to be filed or furnished by Comverge with the Securities and Exchange Commission (collectively, the “SEC Documents”) complied, and each SEC Document filed subsequent to the date hereof and prior to the End Date will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not or will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Comverge has and at all times will comply in all material respects with the Sarbanes-Oxley Act of 2002. As of the date hereof and the date of any subsequent Loan request, Comverge shall not have received from the SEC any written or oral comments, questions or requests for modification of disclosure in respect of any reports filed with the SEC pursuant to the Exchange Act, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the SEC or (ii) in respect of which Comverge has agreed with the staff of the SEC to make a prospective change in future reports filed by it with the SEC pursuant to the Exchange Act, of which agreement Comverge shall have promptly notified PFG.

3.7  Books and Records.  Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

3.8  Financial Condition, Statements and Reports.  The audited financial statements and the unaudited interim financial statements of the Borrower included in the most recent Form 10-K and each Form 10-Q filed with the SEC since the date of the most recent Form 10-K are and all such financial statements filed for future periods will be true and correct in all material respects and fairly present the financial position of the Borrower in all material respects as of the dates thereof and the results of operations and cash flows for the periods then ended in accordance with GAAP.  Since the date of the balance sheet included in the last Form 10-K or 10-Q, as the case may be, there has been no Material Adverse Change. To the extent that Borrower ceases for any reason to file current reports with the SEC, all financial statements then and thereafter delivered to PFG will be prepared in conformity with GAAP and will fairly present the results of operations and financial condition of Borrower in all material respects, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any SEC Document and the date hereof, there has been no Material Adverse Change. The fair salable value of the assets of Borrower (on a consolidated basis, including goodwill less disposition costs) taken as a whole exceeds the fair value of the liabilities of Borrower (on a consolidated basis)

3.9  Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, and will timely file, all required Tax Returns, and Borrower has timely paid, and will timely pay, all material Taxes now or in the future owed by Borrower.  Borrower may, however, defer payment of any of the foregoing which are contested by Borrower in good faith, provided that Borrower (i) contests the same by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies PFG in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the same from becoming a Lien upon any of the Collateral that is other than a Permitted Lien.  Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior Tax years which could result in additional Tax becoming due and payable by Borrower.  Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Body.

3.10  Compliance with Law.  Borrower has, to its Knowledge, complied, and shall comply and cause each Subsidiary to comply, in all material respects, with all Non-trivial Legal Requirements applicable to Borrower and such Subsidiaries.

3.11  Litigation.  There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower’s knowledge) threatened against or affecting Borrower in any court or before any Governmental Body (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change.  Borrower will promptly inform PFG in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim or claims involving $1,000,000 or more in the aggregate.

3.12  Use of Proceeds.  All proceeds of all Loans shall be used solely for lawful business purposes.  Borrower is not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

3.13  No Default.  At the date hereof, no Default or Event of Default has occurred, and no Default or Event of Default will have occurred after giving effect to any Loans being made concurrently herewith.

3.14 Protection and Registration of Intellectual Property Rights.  Borrower owns or otherwise holds the right to use all intellectual property rights, including, without limitation, all patents, copyrights, trademarks, Domain Rights (as defined below), trade secrets and computer software,  necessary for the conduct of its business as currently conducted.  Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property, other than intellectual property that is not material to Borrower’s business and that Borrower has affirmatively determined not to maintain or to abandon; (b) promptly advise PFG in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without PFG’s written consent.  If, before the Obligations have been paid and/or performed in full, Borrower shall (i) adopt, use, acquire or apply for registration of any trademark, service mark or trade name, (ii) apply for registration of any patent or obtain any patent or patent application; (iii) create or acquire any published or material unpublished works of authorship material to the business that is or is to be registered with the U.S. Copyright Office or any non-U.S. equivalent or other Governmental Body; or (iv) register or acquire any domain name or domain name rights, then the provisions of Section 2.1 shall automatically apply thereto, and Borrower shall use all commercially reasonable efforts to give PFG advance written notice thereof and in any event shall thereafter give PFG prompt written notice thereof (which for purposes hereof shall be deemed to be not more than three (3) Business Days). Borrower shall further provide PFG with all information and details relating to the foregoing and take such further actions as PFG may reasonably request from time to time to enable PFG to perfect or continue the perfection of PFG's interest in such Collateral.

3.15  Domain Rights and Related Matters.  Borrower (a) owns all rights to domain names and domain name rights that are material to Borrower’s business, free and clear of any adverse rights or claims of any third party; (b) the information provided in the Representations with respect to domain names and ownership thereof, domain registry, domain servers, location and administrative contact information, web hosting and related services and facilities (collectively, “Domain Rights”) is materially accurate and complete and Borrower shall use reasonable commercial efforts to promptly notify PFG of any material changes to such information; (c) shall maintain all Domain Rights that it determines in its business discretion are material to its business in full force and effect so long as any Obligations remain outstanding; (d) shall, upon request of PFG, notify such third parties (including domain registrars, hosting companies and internet service providers) of PFG’s security interest in Borrower’s Domain Rights; and (e) promptly advise PFG in writing of any disputes or infringements of its Domain Rights; provided, however, that unless Borrower’s non-compliance with the foregoing obligations would have a material adverse effect on Borrower’s business taken as a whole, Borrower’s failure to comply with the foregoing obligations shall not, alone, give rise to an Event of Default under this Agreement unless such failure is not cured within ninety (90) days of the earlier of Borrower’s Knowledge of such failure and PFG’s notice thereof.

3.16 Conversion Stock

(a) The shares of Comverge Common Stock issuable upon conversion of the Notes (the “Conversion Stock”) have been duly and validly reserved for issuance. The Conversion Stock, when issued upon conversion of Notes, will be validly authorized, issued and fully paid. The issuance and delivery of the Conversion Stock is not subject to preemptive or any similar rights of the stockholders of Borrower (which have not been duly waived) or any Liens, except for restrictions on transfer provided for herein or under applicable federal and state securities laws and restrictions created by PFG. The Conversion Stock will be issued without any legends other than the Securities Act legend in the form set forth in the Note, until such time as it is removed pursuant to the provisions hereof.

(b) The capitalization of Borrower provided to PFG as part of the Representations is accurate and complete as of the date hereof in all material respects.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of Borrower in connection with the execution, delivery and performance of this Agreement or the issuance, sale and delivery of the Conversion Stock, except (i) such filings as shall have been made prior to and shall be effective on and as of the date hereof, (ii) notice filings required pursuant to applicable state securities laws on or after the date hereof, and (iii) filings necessary to perfect security interests of PFG. All stockholder consents required in connection with conversion of Notes and issuance of the Conversion Stock have either been obtained by Borrower or no such consents are required.

(d) Borrower shall maintain authorized but unissued Common Stock in number sufficient to accommodate the conversion of all Notes outstanding at any time and from time to time upon Optional or Mandatory Conversion.

(e) Assuming the accuracy of the representations and warranties of PFG contained in Exhibit D hereof, the offer, sale and issuance of the Notes are, and the Conversion Stock upon conversion thereof will be, exempt from the registration requirements of the Securities Act and from the registration and qualification requirements of applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of such securities to any person or persons so as to bring the sale of the Notes and issuance of Conversion Stock upon conversion thereof by the Company within the registration provisions of the Securities Act.

(f) Comverge is and will remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (i) has filed and will timely file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the initial issuance of any Notes, other than Form 8-K reports; and (ii) has submitted and will timely submit electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding such sale (a “Reporting Issuer”).

(g) The Conversion Stock issuable upon conversion of the Notes has been, and so long as any Loans are outstanding will be, authorized for quotation on The Nasdaq Global Market (the “NasdaqGM”).  Any filings required by such market, including, without limitation, the Financial Industry Regulatory Authority (“FINRA”) shall be timely made and any required authorizations or approvals for the entry into this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the issuance of the Conversion Stock, have been obtained.

(h)  Unless required to do so by Special Request under Section 6 of the Schedule, Borrower shall not at any time provide PFG with any material nonpublic information and will publicly disclose the terms of this Agreement on Form 8-K under the Exchange Act (including it as an exhibit thereto only if Borrower deems it required under applicable law) promptly following the date hereof; provided, if applicable, that Borrower makes no representation or warranty with respect to any information provided to Borrower in writing pursuant to a Special Request.

(i) Borrower has not and shall not pay any commission or other remuneration either directly or indirectly for soliciting the conversion of any Notes.

(j) Borrower has not and shall not engage any placement agent, finder or broker dealer in connection with the offer and sale of the Notes and the Conversion Stock.

(k) neither Borrower nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for a failure to comply with Regulation D under the Securities Act and Borrower shall comply in all respects with Regulation D in connection with any future securities offerings made in reliance on Regulation D.

(l) neither Borrower nor any person acting on its behalf has used or will use any form of general solicitation or general advertising in connection with the offer or sale of the Notes or the Conversion Stock.

4.  ADDITIONAL DUTIES OF BORROWER.

Borrower will at all times comply with all of the following covenants throughout the term of this Agreement and until the End Date:

4.1  Financial and Other Covenants.  Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

4.2.  Remittance of Proceeds. Subject to the rights of the Senior Lender under the Subordination Agreement, all proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to PFG in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as PFG shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to PFG (i) the proceeds of Accounts arising in the ordinary course of business, or (ii) the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for reasonably equivalent consideration, or (iii) in connection with Permitted Liens and Permitted Investments.  Borrower agrees that it will not commingle proceeds of Collateral (other than those described in subclauses (i), (ii) and (iii) above) with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for PFG, except as set forth above, and subject to the rights of the Senior Lender under the Subordination Agreement. PFG may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as PFG may specify, pursuant to a blocked account agreement in such form as PFG may specify in its good faith business judgment.  Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.3  Insurance.  Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as PFG may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to PFG in its reasonable discretion. PFG hereby confirms that Borrower’s insurance in effect on the Effective Date is acceptable to PFG as of the Effective Date. All property policies shall have a lender’s loss payable endorsement showing PFG as a lender loss payee and waive subrogation against PFG, and all liability policies shall show, or have endorsements showing, PFG as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give PFG at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At PFG’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at PFG’s option, be payable to PFG on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 4.3 or to pay any amount or furnish any required proof of payment to third persons and PFG, and provided that Senior Lender has not already obtained such insurance or paid such amounts, PFG may make all or part of such payment or obtain such insurance policies required in this Section 4.3, and take any action under the policies PFG deems prudent.

4.4  Reports.  Borrower, at its expense, shall provide PFG with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, projections, operating plans and other financial documentation), as PFG shall from time to time specify in its good faith business judgment.

4.5  Access to Collateral, Books and Records.  At reasonable times, and on three (3) Business Day’s notice, PFG, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $850 per person per day (or such higher amount as shall represent PFG’s then current standard charge for the same), plus reasonable out-of-pocket expenses, not to exceed $8,000 per annual audit of the Collateral.  Notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, PFG shall be entitled to no more than one such inspection at Borrower’s expense during any 12-month period.  Borrower shall not be required to disclose to PFG any document or information (i) where disclosure is prohibited by applicable law or any agreement binding on Borrower, or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.  If Borrower is withholding any information under the preceding sentence, it shall so advise PFG in writing, giving PFG a general description of the nature of the information withheld.

4.6  Negative Covenants.  Except as may be permitted in the Schedule, Borrower shall not, without PFG's prior written consent (which shall be a matter of its good faith business judgment and shall be conditioned on Borrower then being in compliance with the terms of this Agreement), do any of the following:

(i) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that a Subsidiary may merge or consolidate into another Subsidiary or into any Borrower, and a Borrower may merge or consolidate into another Borrower;

(ii) make any Investments other than Permitted Investments;

(iii) engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any business reasonably related, complementary or incidental thereto or reasonable extensions thereof;

(iv) Transfer any Collateral, or permit any of its Subsidiaries to Transfer, all or any part of its business or property   (including without limitation the sale or transfer of Collateral which is then leased back by Borrower), except for Transfers (A) of finished Inventory in the ordinary course of Borrower's business, (B) worn-out, obsolete or unneeded Equipment in the ordinary course of business, (C) in connection with the making of Permitted Investments and the granting of Permitted Liens, (D) in connection with the non-exclusive licensing of Intellectual Property in the ordinary course of business, and (E) in the ordinary course of business for reasonably equivalent consideration;

(v) other than in the ordinary course of business, store any Inventory or other Collateral with any warehouseman or other third party with an aggregate value for any third party in excess of $500,000, unless there is in place a bailee agreement in such form as PFG shall specify in its good faith business judgment;

(vi) create, assume, be liable for or incur any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness;

(vii) pay or declare any dividends or make any distribution or payment or redeem, retire or purchase any of its capital stock other than Permitted Distributions;

(viii) enter into any transaction or series of related transactions in which the stockholders of any Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of such Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of such Borrower’s equity securities in a public offering or to venture capital investors so long as such Borrower identifies to PFG the venture capital investors prior to the closing of the transaction);

(ix) create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the First-Priority security interest granted here, or enter into any agreement, document, instrument or other arrangement (except with or in favor of PFG) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Borrower from assigning, mortgaging, pledging, granting a security interest in or upon or encumbering any of such Borrower’s intellectual property, except as is otherwise permitted in Section 4.6(iv) and the definition of “Permitted Lien” herein;

(x) without at least ten (10) days prior written notice to PFG: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $10,000 in Borrower’s assets or property, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) conduct business under any other name not set forth in the Representations, as updated by Borrower from time to time, (6) move any Non-trivial part of the Collateral to a location other than Borrower’s Address or the locations set forth in the Representations, or (7) change any organizational number (if any) assigned by its jurisdiction of organization;

(xi) directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower, except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated party;

(xii) cause or permit any Dormant Group Member to conduct any active business or hold any Non-Trivial assets (other than the Equity Interests of a Subsidiary which have been pledged to PFG as security for Obligations) or Collateral, without at least thirty (30) days advance written notice to PFG and the opportunity during and after such period for PFG to lodge and perfect a security interest and lien in such assets or Collateral; or

(xiii) liquidate or dissolve or elect to liquidate or dissolve, except as provided in Section 4.6(i), above.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

4.7  Litigation Cooperation.  Should any third-party suit or proceeding be instituted by or against PFG with respect to any Collateral or relating to Borrower, Borrower shall, without expense to PFG, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that PFG may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

4.8  Changes.  Borrower agrees to promptly notify PFG in writing of any changes in the information set forth in the Representations.

4.9  Current Public Information.  At all times during the term of this Agreement and so long as PFG beneficially owns any Notes or Conversion Stock, Borrower shall be and remain a Reporting Issuer.

4.10 Listing.  At all times during the term of this Agreement and so long as PFG beneficially owns any Notes or Conversion Stock, Borrower shall cause the common stock to be authorized for quotation on the NasdaqGM.

4.11  Legends.  Borrower shall remove any restrictive securities legends on each Note and/or Conversion Stock resulting from conversion of each Note six (6) months following the issuance of each such Note.  The foregoing six (6) month period  for any Conversion Stock shall commence on the issue date of the Note from which such Conversion Stock is converted.

4.12 Notice of Default under Senior Loan Documents.  Borrower shall provide prompt notice (and in no event later than three (3) Business Days notice) of any default under the Senior Loan Documents, regardless of the applicability of any Senior Lender forbearance, waiver of default or extension of time or cure period.

4.13  Further Assurances.  Borrower agrees, at its expense, on request by PFG, to execute all documents and take all actions, as PFG, may, in its good faith reasonable business judgment, deem necessary or useful in order to perfect and maintain PFG's perfected First-Priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

5.  TERM; SURVIVAL OF OBLIGATIONS.

5.1  Maturity Date.  This Agreement shall continue in effect until End Date, subject to Sections 5.2, 5.3 and 5.4, below.

5.2  Early Termination.  PFG’s commitment to make additional Loans under this Agreement may be terminated prior to the Maturity Date by PFG at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.  On any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise are then due and payable. This Agreement may be terminated prior to the Maturity Date as follows:  (i) if expressly permitted in the Schedule, by Borrower, effective three Business Days after written notice of termination is given to PFG; or (ii) by PFG at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.  This Agreement is not prepayable by Borrower at any time without PFG’s consent in its absolute discretion. PFG may condition its consent on Borrower’s payment of fee or otherwise.

5.3  Payment of Obligations.  On the Maturity Date set forth on the Schedule (the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of PFG's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that PFG may, in its sole discretion, refuse to make any further Loans after termination.  No termination shall in any way affect or impair any right or remedy of PFG, nor shall any such termination relieve Borrower of any Obligation to PFG, until all of the Obligations have been paid and performed in full.  Upon payment and performance in full of all the Obligations and termination of this Agreement, PFG shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate PFG's security interests.

5.4  Survival of Certain Obligations. Without limiting the survival of obligations addressed otherwise in this Agreement and notwithstanding any other provision of this Agreement, the obligations of Borrower under Sections 3.6, 3.7, 3.8, 3.16,  4.7, 4.9 and 4.11 shall survive the termination of this Agreement until PFG no longer owns any Conversion Stock, and the obligations of PFG under Section 8.1 shall survive termination of this Agreement.

6.  EVENTS OF DEFAULT AND REMEDIES.

6.1  Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Borrower shall give PFG immediate written notice thereof:

(a) Any warranty, representation, statement, report or certificate made or delivered to PFG by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or

(b) Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation within three (3) Business Days after the date due; or

(c) Borrower (i) shall fail to comply with any of the financial covenants set forth in the Schedule, or (ii) shall breach any of the provisions of Section 4.6 hereof, or (iii) shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or (iv) shall fail to permit PFG to conduct an inspection or audit as provided in Section 4.5 hereof or (v) shall fail to provide PFG with a Report under Section 6 of the Schedule within five (5) Business Days after the date due; or

(d) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within the earlier to occur of a cure period specified in this Agreement for such non-monetary Obligation and ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within such period or cannot after diligent demonstrated attempts by Borrower be cured within such cure period, and such default is likely to be cured within a reasonable time (as determined in PFG’s good faith business discretion), then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default; and provided, further, for the avoidance of doubt, non-monetary Obligations are deemed to include Borrower’s representations, warranties and covenants under Section 3.16 hereof; or

(e) any levy, assessment, attachment or seizure is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same, or any Lien (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or one or more judgments, orders or decrees for the payment of money in an amount individually or in the aggregate of at least Five Hundred Thousand Dollars($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Loans will be made prior to the satisfaction, vacation, or stay of such judgment, order of decree); or

(f) there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that could have a material adverse effect on the business of Comverge, Enerwise or PES or on the business of Borrower taken as a whole; or

(g) insolvency of Borrower, or inability of Borrower to pay its debts (including trade debts) as they become due,; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

(h) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or

(i) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

(j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(k) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations (other than as permitted in the applicable subordination agreement), or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

(l) a default or breach shall occur under any other Loan Document, which default or breach shall be continuing after the later of any applicable expressly specified cure period or ten (10) days; or

(m) Borrower shall fail to timely issue Conversion Stock to PFG under Section 1(b) of the Schedule; or

(n) a Material Adverse Change shall occur; or

(o) become an “investment company” or a company controlled by an investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loans for that purpose, fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on the business of Borrower and its Subsidiaries taken as a whole, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other government agency.

PFG may cease making any Loans hereunder during any of the cure periods provided above, and thereafter if an Event of Default has occurred and is continuing.

6.2  Remedies.  Upon the occurrence and during the continuance of any Event of Default, PFG, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following, subject to the rights of the Senior Lender: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes PFG without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as PFG deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should PFG seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that PFG retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to PFG at places designated by PFG which are reasonably convenient to PFG and Borrower, and to remove the Collateral to such locations as PFG may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, PFG shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time PFG obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  PFG shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as PFG deems reasonable, or on PFG's premises, or elsewhere and the Collateral need not be located at the place of disposition.  PFG may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition.  Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes PFG to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in PFG's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Exercise any and all rights under any present or future Control Agreements relating to Deposit Accounts or Investment Property; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.  All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.  Without limiting any of PFG's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by four percent (4%) per annum (the “Default Rate”).

6.3  Standards for Determining Commercial Reasonableness.  Borrower and PFG agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:  (i) Notice of the sale is given to Borrower at least ten (10) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by PFG, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.;  (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, PFG may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.  PFG shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

6.4  Power of Attorney.  Upon the occurrence and during the continuance of any Event of Default, without limiting PFG’s other rights and remedies, but in all cases subject to the rights of the Senior Lender, Borrower grants to PFG an irrevocable power of attorney coupled with an interest, authorizing and permitting PFG (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but PFG agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner and in all cases subject to the rights of the Senior Lender;  (a) Execute on behalf of Borrower any documents that PFG may, in its good faith business judgment, deem advisable in order to perfect and maintain PFG's security interest in the Collateral, or in order to exercise a right of Borrower or PFG, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other Lien, or assignment or satisfaction of mechanic's, materialman's or other Lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into PFG's possession; (d) Endorse all checks and other forms of remittances received by PFG; (e) Pay, contest or settle any Lien on any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any Liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give PFG the same rights of access and other rights with respect thereto as PFG has under this Agreement; (j) Execute on behalf of Borrower and file in Borrower’s name such documents and instruments as may be necessary or appropriate to effect the transfer of Domain Rights, domain names, domain registry administrative contacts and domain and website hosting services into the name of PFG or its designees, and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents.  Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.  In no event shall PFG's rights under the foregoing power of attorney or any of PFG's other rights under this Agreement be deemed to indicate that PFG is in control of the business, management or properties of Borrower.

6.5  Application of Proceeds.  All proceeds realized as the result of any sale of the Collateral shall be applied by PFG first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as PFG shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to PFG for any deficiency.  If, PFG, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, PFG shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by PFG of the cash therefor.

6.6  Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, PFG shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between PFG and Borrower, and all of such rights and remedies are cumulative and none is exclusive.  Exercise or partial exercise by PFG of one or more of its rights or remedies shall not be deemed an election, nor bar PFG from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of PFG to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7. DEFINITIONS.  As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Accounts Receivable and other sums owing to Borrower.

“Accounts Receivable” means, at any time, Borrower’s net GAAP accounts due from others (other than other Borrowers and Subsidiaries) for the sale of goods and rendition of services in Borrower’s business.

“Adjusted Quick Ratio” means (i) (A) Cash with Senior Lender, plus (B) Accounts Receivable, plus (C) without duplication for amounts included in clause (B), Unbilled Accounts Receivable, divided by (ii) Current Liabilities less Deferred Revenues that are required to be recognized as Revenues within one (1) year of the date of measurement.

“Affiliate” means, with respect to Borrower, a Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Borrower.

“Borrower’s Books” are all of Borrower’s books and records including ledgers, federal and state tax returns, records regarding each Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower Regulatory Issue” means, to the extent it adversely affects PFG’s ability to freely sell Conversion Stock as contemplated in this Agreement, and whether or not the same would also constitute a Default under this Agreement, a failure or inability of Borrower to timely file public reports as required in Section 3.16, whether due to a need to restate financial statements or otherwise, a failure or inability to remain listed on the NasdaqGM and any similar regulatory matter arising in respect of Borrower’s business.

 “Business Day” means a day on which PFG is open for business.

“Cash” means unrestricted and unencumbered (except for the Liens of PFG and the Senior Lender) cash or cash equivalents in deposit accounts or investment accounts for which there is in effect a deposit account Control Agreement among Borrower, PFG and the depositary institution in respect of such accounts, unless the requirement for a deposit account Control Agreement has been waived by PFG.

“Cash with Senior Lender” means Cash and Cash Equivalents with the Senior Lender in accounts over which PFG has a Control Agreement in effect.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group of Moody’s Investors Service, Inc.; (c) certificates of deposit with the Senior Lender (or if there is no Senior Lender, such financial institutions in respect of which PFG has in effect a Control Agreement) issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above.

“Collateral Account” is any Deposit Account, Securities Account or Commodity Account.

“Commodity Account” is any “commodity account as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means Borrower’s certification of its compliance with the terms and conditions of this Agreement and such other matters as PFG may require to be addressed in such certificate, in the form as initially set forth as Exhibit B hereto, as such form may be amended from time to time upon advance notice from PFG.

“Constitutional Document” means in relation to any Borrower, such Borrower’s articles of incorporation or association, certificate of incorporation or formation, by-laws, operating agreement, partnership agreement or certificate of partnership or other or other document or instrument required or customary in such Borrower’s jurisdiction of formation, principal place of business or operation, including such Borrower’s agreements with or among equity holders.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by PFG or cured within any applicable cure period.

“Control Agreement” means a written and duly executed agreement and/or notice among PFG, Borrower and a depositary (together with any similar financial institution, including a commodities or securities brokerage institution, a “Bank”) in which the Bank acknowledges PFG’s security interest, lien and charge over Borrower’s Deposit Accounts with such Bank and/or  has agreed to comply with instructions originated by PFG directing disposition of the funds in the deposit (or similar) account without further consent of Borrower.

“Current Liabilities” means all obligations and liabilities of Borrower expected to mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 6.2.

“Deferred Revenues” are all amounts received or invoiced in advance of performance under contracts and not yet recognized under GAAP as Revenue.

“Deposit Account” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, provided that such term shall exclude special bank accounts established and secured in the ordinary course of business by agreement solely for cash collateral for standby letters of credit or other financial assurance requirements of Borrower’s customers.

“Dormant Group Member” means Borrower’s direct and indirect Subsidiaries, Comverge 6D, Inc., a Delaware corporation, Comverge Energy Management, Inc., a Texas corporation, Comverge Energy Partners, Ltd., a Texas limited partnership, Comverge Utah, Inc., a Utah corporation, and Comverge South Africa, Ltd., a South African company.

 “Equipment” means all present and future “equipment” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interest(s)” means, in relation to the equity ownership of one Borrower in any other Borrower or Group Member, the equity securities representing such ownership, whether represented by corporate shares, limited liability interests, partnership interests or any other legal indicia of ownership applicable to any Group Member.

“Event of Default” means any of the events set forth in Section 6.1 of this Agreement.

“First-Priority” means, in relation to PFG’s security interest in Collateral, a security interest that is prior to any other security interest, with the exception of security interests corresponding to Permitted Liens that are expressly stated to be senior in priority and payment to the security interests of PFG, including without limitation, the security interest of the Senior Lender.

“GAAP” means generally accepted accounting principles consistently applied.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

 “good faith business judgment” means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of PFG’s business judgment.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

 “Governmental Body” means any: (a) nation, principality, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Group Member” means each of the entities named as a Borrower in this Agreement, and any direct and indirect Subsidiaries of any of them whether or not specifically named as a Borrower in this Agreement, and the term “Group” means all of the foregoing.

“including” means including (but not limited to).

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

 “Intellectual Property” means all present and future: (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) Domain Rights as described in Section 3.15 hereof, (g) computer software and computer software products; (h) designs and design rights; (i) technology; (j) all claims for damages by way of past, present and future infringement of any of the rights included above; and (k) all licenses or other rights to use any property or rights of a type described above.

 “Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including any stock, partnership interest or other equity or debt securities issued by any Person), and any loan, advance or capital contribution to any Person.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Knowledge” or “best of knowledge” and words of similar import mean either (i) the actual knowledge of any of Borrower’s executive officers, including Chief Executive Officer, President, General Counsel, Chief Technology Officer (or equivalent), Chief Financial Officer and Corporate Controller, or Borrower's Vice Presidents supervising a business unit or division, or any persons succeeding or performing the responsibilities of such identified positions, or (ii) such knowledge as the persons in such identified positions would have assuming (A) Borrower policies in accordance with generally-accepted norms of corporate governance and (B) the actual exercise of reasonable diligence and prudence by such persons in accordance with such policies.

“Legal Requirement” means any written local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Lien” or “lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between PFG and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following (i) a material adverse change in the business, operations, or condition (financial or otherwise) of Comverge, Enerwise or PES, or in the business operations, or condition (financial or otherwise) of the Borrowers taken as a whole; (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of PFG’s Lien in the Collateral; provided, however, that any impairment of goodwill or other intangible assets of Borrower shall not be deemed to be a Material Adverse Change.

“Net Worth” shall be construed in accordance with GAAP.

“Non-Overdue Monetary Obligations” means, at any time, the amount of monetary Obligations other than principal Indebtedness owed by Borrower to PFG but not then due, such as accrued and unpaid interest not yet due.

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to PFG, including obligations and covenants intended to survive the termination of this Agreement, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, including indebtedness under any obligation to purchase equity derivatives purchased or otherwise issued to PFG from time to time, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by PFG in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

“Ordinary (or “ordinary”) course of business” and derivatives shall apply to an action taken or an action required to be taken and not taken by or on behalf of a Borrower. An action will not be deemed to have been taken in the “ordinary course of business” unless: (a) such action is consistent with its past practices (if such type of action has been taken in the past and, if not, such action shall be deemed not in the ordinary course of business) and is similar in nature and magnitude to actions customarily taken by it; (b) such action is taken in accordance with sound and prudent business practices in its jurisdiction of organization; and (c) such action is not required to be authorized by its shareholders and does not require any other separate or special authorization of any nature.

 “Other Property” means the following as defined in the Code in effect on the date hereof with such additions to such terms as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

“Payment” means all checks, wire transfers and other items of payment received by PFG for credit to Borrower’s outstanding Obligations.

“Permitted Distributions” means:

(i) purchases of capital stock from current or former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year provided that at the time of such purchase no Default or Event of Default has occurred and is continuing;

(ii) distributions or dividends consisting solely of Borrower’s capital stock;

(iii) purchases for value of any rights distributed in connection with any stockholder rights plan;

(iv) purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities;

(v) purchases of capital stock pledged as collateral for loans to employees;

(vi) purchases of capital stock in connection with the exercise of stock options, restricted stock or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(vii) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations; and

(viii) the settlement or performance of such Person’s obligations under any equity derivative transaction, option contract or similar transaction or combination of transactions.

 “Permitted Indebtedness” means:

(i) the Loans and other Obligations; and

(ii) Indebtedness existing on the date hereof and shown on Exhibit A hereto;

(iii) Subordinated Debt;

(iv) unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(v) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(vi) Indebtedness owing to Senior Lender not to exceed the Senior Debt Limit specified in the Schedule;

(vii) Indebtedness secured by Permitted Liens;

(viii) Indebtedness of a Borrower to any other Borrower or to any Subsidiary and Contingent Obligations of any Borrower or Subsidiary with respect to obligations of any other Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of Subsidiaries to Borrower in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) or any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(ix) reimbursement obligations in respect of letters of credit in an aggregate face amount outstanding not to exceed $2,500,000 at any time outstanding, which has been reported to PFG in writing, and, in the case of reimbursement obligations to the Senior Lender in respect of letters of credit which do not exceed the Senior Debt Limit (taking into account all other Indebtedness to Senior Lender);

(x) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (ix) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Borrower or its Subsidiary, as the case may be.

 “Permitted Investments” are:

(i) Investments (if any) shown on Exhibit A and existing on the date hereof;

(ii) Investments consisting of Cash Equivalents;

(iii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrowers;

(iv) Investments consisting of deposit accounts in which PFG has a perfected security interest;

(v) Investments of Subsidiaries in or to other Subsidiaries or any Borrower and Investments by any Borrower in Subsidiaries; provided, however, that in no event shall Investments by Borrower in non-Borrower Subsidiaries exceed $250,000 in the aggregate in any calendar year; provided, however, on a one-time basis during the term of this Agreement, Borrower may make an Investment of up to $1,000,000 in a new non-U.S. Subsidiary without PFG consent;

(vi) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Borrower’s Board of Directors;

(vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(viii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (ix) shall not apply to Investments of any Borrower in any Subsidiary; and

(ix) Investments in one Borrower by another Borrower, so long as PFG has a First-Priority full perfected security interest in the assets of such other Borrower.

 “Permitted Liens” means the following:

(i) Liens existing as of the date hereof and specified in the Representations or Liens arising under this Agreement and the other Loan Documents;

(ii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which such Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(iii) purchase money Liens (i) on Equipment acquired or held by Borrowers incurred for financing the acquisition of the Equipment securing no more than $250,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, but only if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(iv) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $250,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(v) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(vi) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) through (iii), but only if any such extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(vii) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of such Borrower’s business, but only if the leases, subleases, licenses and sublicenses do not prohibit granting PFG a security interest;

(viii) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

(ix) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(x) Liens in favor of other financial institutions arising in connection with Borrowers’ deposit and/or securities accounts held at such institutions, provided that PFG has a perfected security interest in the amounts held in such deposit and/or securities accounts;

(xi) additional Liens consented to in writing by PFG, which consent may be withheld in its good faith business judgment. PFG will have the right to require, as a condition to its consent under this subparagraph (xi), that the holder of the additional Lien sign an intercreditor agreement in favor of PFG on PFG’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of PFG, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement;

(xii) security interests being terminated substantially concurrently with this Agreement;

(xiii) Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent;

(xiv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described above in clause (iii) above, provided that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(xv) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

(xvi) statutory, common law or contractual Liens of depository institutions or institutions holding securities accounts (including rights of set-off) securing only customary charges and fees in connection with such accounts; and

(xvii) Liens in favor of Senior Lender securing an amount not in excess of the Senior Debt Limit.

 “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Body, or any other entity.

“Prime Rate” means the rated quoted from time to time by Silicon Valley Bank as its prime lending rate.

“Qualifying Request” means a request under Sections 1.4 and 1.6 for borrowing (by issue of Notes) within the requisite notice periods required under this Agreement (including Sections 1(a)(i) and (ii) of the Schedule) that is within the Credit Limit and the Facility Cap and is accompanied by such certificates, documents and instruments as may be required under this Agreement or otherwise reasonably required by PFG to confirm Borrower’s compliance with the Loan Documents at the time of such request.

“Representations” means the written Representations and Warranties provided by Borrower to PFG referred to in the Schedule.

“Revenues” means revenues required to be recognized as such under GAAP.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Senior Debt Limit” has the meaning set forth in Section 8 of the Schedule.

“Senior Lender” has the meaning set forth in Section 8 of the Schedule.

“Senior Lender Subordinated Debt” means debt subordinated to the Senior Lender under or in connection with the Senior Debt Documents and, for the avoidance of doubt, includes monetary Obligations owing to PFG by Borrower.

"Special Request" in relation to Reports (Section 6 of the Schedule) means a PFG written request for information other than information, reports and certificates required to be delivered under the terms of Section 6 of the Schedule on a scheduled periodic basis.

“Subordinated Debt” means debt incurred by Borrower subordinated to Borrower’s debt to PFG (pursuant to a subordination agreement entered into between PFG, Borrower and the subordinated creditor), on terms acceptable to PFG in its absolute discretion.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Tangible Net Worth” means, on any date, the consolidated Net Worth minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers, plus (iv) Senior Lender Subordinated Debt.

“Tax” or “Taxes” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar contract.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Transfer” or “transfer” means any conveyance, sale, lease, transfer or other disposition.

“Trivial” and “Non-trivial” mean trivial and non-trivial, respectively, from the perspective of a reasonable lender in  PFG’s position, as determined by PFG in its good faith business discretion, and “Non-trivial” includes a lesser level of significance that does the term “material.”

“Unbilled Accounts Receivable” means Accounts Receivable not yet invoiced by Borrower.

Other Terms.  All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

8.GENERAL PROVISIONS.

8.1  Confidentiality PFG agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by PFG from the Borrower, which indicates that it is confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that PFG may disclose such information (i) to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other Persons to whom PFG shall at any time be required to make such disclosure in accordance with applicable law or legal process, and (ii) in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default, or in connection with any dispute with Borrower or any other Person relating to Borrower.  The confidentiality agreement in this Section supersedes any prior confidentiality agreement of PFG relating to Borrower.

8.2  Interest Computation.  In computing interest on the Obligations, all Payments received after 12:00 Noon, Pacific Time, on any day shall be deemed received on the next Business Day.

8.3 Payments. All Payments may be applied, and in PFG's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as PFG shall determine in its good faith business judgment.

8.4  Monthly Accountings.  PFG shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement.  Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by PFG), unless Borrower notifies PFG in writing to the contrary within sixty 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

8.5  Notices.  All notices to be given under this Agreement shall be in writing and shall be given either personally, or by reputable private delivery service, or by regular first-class mail, or certified mail return receipt requested, or by fax to the most recent fax number a party has for the other party (and if by fax, sent concurrently by one of the other methods provided herein), or by electronic mail to the most recent electronic mail address for Borrower provided for the chief financial officer or financial controller executing the Representations (and if by electronic mail, with an electronic delivery and/or read receipt), addressed to PFG or Borrower at the addresses shown in the heading to this Agreement, in the Representations or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or on the first business day of receipt during business hours in the case of notices sent by fax or electronic mail, as provided herein.

    8.6  Severability.  Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

    8.7  Integration.  This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and PFG and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

8.8  Waivers; Indemnity.  The failure of PFG at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of PFG later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of PFG or its agents or employees, but only by a specific written waiver signed by an authorized officer of PFG and delivered to Borrower.  Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by PFG on which Borrower is or may in any way be liable, and notice of any action taken by PFG, unless expressly required by this Agreement. Borrower hereby agrees to indemnify PFG and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between PFG and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall  not extend to damages proximately caused by the indemnitee’s own gross negligence or willful misconduct.  Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

8.9  No Liability for Ordinary Negligence.  Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG, but nothing herein shall relieve PFG from liability for its own gross negligence or willful misconduct.

8.10  Amendment.  The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of PFG.

8.11  Time of Essence.  Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

8.12  Attorneys’ Fees and Costs.  Borrower shall reimburse PFG for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by PFG, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs PFG incurs in order to do the following: prepare, negotiate and administer the Loan Documents and all present and future documents relating to the Loan Documents; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce PFG’s security interest in, the Collateral; and otherwise represent PFG in any litigation relating to Borrower. If either PFG or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment.  All attorneys' fees and costs to which PFG may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

8.13  Benefit of Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and PFG; provided, however, that Borrower may not assign or Transfer any of its rights under this Agreement without the prior written consent of PFG, and any prohibited assignment shall be void.  No consent by PFG to any assignment shall release Borrower from its liability for the Obligations.

8.14  Joint and Several Liability.  If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower. Each Person included in the term "Borrower" hereby covenants and agrees with PFG as follows: (i) The Obligations include all present and future indebtedness, duties, obligations, and liabilities under the Loan Documents, whether now existing or contemplated or hereafter arising, of any one or more of the Borrower; (ii) Reference in this Agreement and the other Loan Documents to Borrower or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrower" shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise; (iii) Each Person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of the proceeds of the Loans, provided, however, that each such Person shall be deemed to have represented and warranted to PFG at the time of allocation that each benefit and use of proceeds is permitted under this Agreement; and (iv) PFG assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations by any one or more of the Persons included in the term "Borrower" in connection with any Loan or any other transaction in connection with the provisions of this Agreement.

8.15 Inter-Company Debt, Contribution. Without implying any limitation on the joint and several nature of the Obligations, PFG agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrower" may create reasonable intercompany indebtedness between or among the Persons included in the term "Borrower" with respect to the allocation of the benefits and proceeds of the Loans under this Agreement. The Persons included in the term "Borrower" agree among themselves, and PFG consents to that agreement, that each such Person shall have rights of contribution from all of such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Loans received by, or allocated to such Person. All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term "Borrower" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless PFG agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Person included in the term "Borrower" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Person included in the term "Borrower" hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No Person included in the term "Borrower" shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

8.16 Integrated Borrower Group. Each Person included in the term "Borrower" hereby represents and warrants to PFG that each of them will derive benefits, directly and indirectly, from each Loan, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the Loans provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual loan arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the Loans.

8.17 Primary Obligations. The obligations and liabilities of each Person included in the term "Borrower" shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term "Borrower", PFG and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by PFG of any remedies it may have against Persons included in the term "Borrower" with respect to this Agreement, or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, PFG shall not be required to make any demand upon any of the Persons included in the term "Borrower", or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term "Borrower" or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term "Borrower", either in the same action, if any, brought against any one or more of the Persons included in the term "Borrower" or in separate actions or proceedings, as often as PFG may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term "Borrower", in their respective capacities as Borrower and guarantors under this Agreement, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or  otherwise affect the liability of any other Borrower under this Agreement in any manner whatsoever, and this Agreement shall remain and continue in full force and effect. It is the intent and purpose of this Agreement that each Person included in the term "Borrower" shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term "Borrower" agree that they shall be liable for the full amount of the obligations and liabilities under this Agreement regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term "Borrower", any other guarantor or any other obligor under any of the Loan Documents, that may result from any such proceedings.

8.18  Limitation of Actions. Any claim or cause of action by Borrower against PFG, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, incurred, done, omitted or suffered to be done by PFG, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year after the earlier to occur of (i) the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of PFG, or on any other person authorized to accept service on behalf of PFG, within thirty (30) days thereafter.  Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action.  The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of PFG in its sole discretion.  This provision shall survive any termination of this Loan Agreement or any other Loan Document.

8.19  Loan Monitoring.  At reasonable times and upon reasonable advance notice to Borrower, PFG shall have the right to visit personally with Borrower up to two (2) times per calendar year at its principal place of business or such other location as the parties may mutually agree, for the purpose of meeting with Borrower’s management in order to remain as up-to-date with Borrower’s business as is practicable and to maintain best practices in terms of lender loan monitoring and diligence. Reasonable out-of-pocket costs, including travel and lodging for up to two PFG staff for one of such two visits shall be at Borrower’s expense and reimbursed in the same manner as other PFG expenses under this Agreement, provided, however, that so long as no Default has occurred and is continuing, the annual aggregate of such costs together with any audit costs under Section 4.5 shall not exceed the $8,000 cap specified in Section 4.5.

8.20  Paragraph Headings; Construction.  Paragraph headings are only used in this Agreement for convenience.  Borrower and PFG acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or Borrower under any rule of construction or otherwise. In the construction and interpretation of dollar thresholds within representations, warranties and covenants (affirmative and negative) in this Agreement, unless otherwise specified, the term “Borrower” means all Borrowers on an aggregate basis.

8.21  Correction of Loan Documents. PFG may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as PFG provides Borrowers with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by both PFG and Borrower.

8.22  Governing Law; Jurisdiction; Venue.  This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Borrower shall be governed by the laws of the State of California.  As a material part of the consideration to PFG to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

8.23  Mutual Waiver of Jury Trial. BORROWER AND PFG EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF PFG OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PFG OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[Signature Page Follows]

Borrower: Comverge, Inc. By /s/ Michael Picchi Michael Picchi, Executive Vice President By /s/ Matthew Smith Secretary or Ass't Secretary	PFG: PARTNERS FOR GROWTH III, L.P. By /s/ Andrew Kahn Name: Andrew Kahn Title: Manager, Partners for Growth III, LLC Its General Partner
Borrower: Comverge Giants, LLC By /s/ Michael Picchi Name: Michael Picchi Title: Vice President	Borrower: Public Energy Solutions, LLC By /s/ Michael Picchi Name: Michael Picchi Title: Vice President
Borrower: Public Energy Solutions NY, LLC By /s/ Michael Picchi Name: Michael Picchi Title: Vice President	Borrower: Clean Power Markets, Inc. By /s/ Michael Picchi Michael Picchi, Vice President By /s/ Matthew Smith Secretary or Ass't Secretary
Borrower: Enerwise Global Technologies, Inc. By /s/ Michael Picchi Michael Picchi, Vice President By /s/ Matthew Smith Secretary or Ass't Secretary	Borrower: Alternative Energy Resources, Inc. By /s/ Michael Picchi Michael Picchi, Vice President By /s/ Matthew Smith Secretary or Ass't Secretary

Partners For Growth

Schedule to

Loan and Security Agreement

Borrower:Comverge, Inc., a Delaware corporation (“Comverge”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Alternative Energy Resources, Inc., a Delaware corporation (“AER”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Enerwise Global Technologies, Inc., a Delaware corporation (“Enerwise”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Comverge Giants, LLC, a Delaware limited liability company (“Giants”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Public Energy Solutions, LLC, a New Jersey limited liability company (“PES”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Public Energy Solutions NY, LLC, , a Delaware limited liability company (“PESNY”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Borrower:Clean Power Markets, Inc., a Pennsylvania corporation (“CPM”)
Address:5390 Triangle Parkway, Suite 300, Norcross, GA 30092

Date:November 5, 2010

This Schedule forms an integral part of the Loan and Security Agreement between PARTNERS FOR GROWTH III, L.P. and the above-Borrowers of even date.

1. LOAN (Section 1.1):

     (a)  Loan(s): The Loan shall consist of a term loan in the aggregate principal amount $15,000,000 (the “Credit Limit”), which shall be disbursed upon the later of the date hereof and the date the conditions set forth in Section 9 of this Schedule have been satisfied or, in PFG’s discretion, deferred as conditions subsequent or waived (the “Funding Date”).

Initial Note: (i) On the Funding Date, Agent shall execute and deliver a Note in the principal amount of $15,000,000 (the “Initial Note”).

Subsequent Notes: (ii) After the Initial Note, Borrower may request new Loans by issuing new Notes upon five (5) Business Days advance written notice to PFG (upon the procedures specified in Section 1.4 of the Agreement), in minimum increments of $250,000 (“Subsequent Notes”) in aggregate amount(s) that do not exceed the lesser of (A) the principal amount of Loans converted under Sections 1(b) and 1(c) of this Schedule, and (B) such amounts that, when combined with the principal amount of the Initial Note, do not exceed $20,000,000 in aggregate principal Loaned under this Agreement (the “Facility Cap”); provided, further, that  Borrower’s right to request Loans shall in all events shall terminate thirty-six (36) months from the date of the Initial Note (such thirty-six month period, the “Availability Period”). For example only, if one year from the date hereof PFG were to convert $7,000,000 of the Initial Note under Section 1(b) of this Schedule, Borrower could (subject to the other terms and conditions of this Agreement) issue Subsequent Notes during the following 24-month period in a maximum aggregate amount of $5,000,000.

Repayment: The principal amounts of the Notes shall accrue interest at the rates set forth Section 2 of this Schedule and shall, regardless of the date of issue, be repaid in full on the Maturity Date, unless previously converted, together with accrued and unpaid interest and all other outstanding monetary Obligations.

Prepayment: Notes may not be prepaid by Borrower in whole or in part at any time prior to the Maturity Date without PFG’s consent in its sole and absolute discretion (it being acknowledged that the Loan conversion features negotiated between the parties are a material part of the consideration for PFG making the Loans).

Conversion Limits: Notwithstanding anything to the contrary set forth herein, Borrower may not make any Loan request or effect any Mandatory Conversion if the aggregate number of shares of Common Stock issuable upon conversion of the Notes relating to such Loan request or subject to such mandatory conversion coupled with the number of shares of Common Stock issued or issuable upon conversion of all other Notes issued prior to the date thereof (whether or not such Notes remain outstanding) exceeds 5,033,770 shares.

No Hedging: PFG agrees that while any Notes remain outstanding, PFG or its affiliates shall not, without Agent’s consent (in its sole discretion)  engage in any shorting activity related to the Borrower’s common stock, including short sales, put options, or similar transactions.

     (b) Optional Conversion: At any time prior to the Maturity Date, PFG may at its option convert any Notes (or any parts thereof) into the common stock of Borrower (an “Optional Conversion”) at the conversion price which shall be equal to One Hundred Twenty Percent (120%) of the Market Price (as defined below) of Borrower’s Common Stock) set forth in each applicable Note (the “Optional Conversion Price”).  PFG may exercise its right to convert a Note or part thereof by sending notice thereof via facsimile or electronic mail specifying the Note(s) to be converted into Conversion Stock (a “Conversion Notice”).  The date on which a Conversion Notice is sent to Borrower shall be a Conversion Date. Pursuant to the terms of the Conversion Notice, Borrower will use its reasonable best efforts to issue the Conversion Stock within two (2) business days of the delivery of the Conversion Notice and in any event shall issue the Conversion Stock within three (3) business days of the delivery of the Conversion Notice.

     (c) Mandatory Conversion: Subject to PFG's reasonable determination that each of the following terms, conditions and limitations have been met, Borrower may at any time and from time to time upon three (3) Business Days’ notice (each, a “Mandatory Conversion Notice”) effect a mandatory conversion of a Note (such Borrower initiated conversion, a “Mandatory Conversion”):

(i) No Default or Event of Default may have occurred and be continuing at the time of any notice of Mandatory Conversion;

(ii)  (A) The Conversion Stock issuable under a Mandatory Conversion must be issued without a restrictive legend and be immediately and freely tradable by PFG under Rule 144 of the Securities Act, and (B) PFG is not then and for the preceding six months has not been subject to compliance with Section 16 of the Exchange Act with respect to the Notes or Conversion Stock;

(iii) (A) For any Mandatory Conversion Notices issued and to be effective within the first eighteen months from the date of the Initial Note, the Market Price of the Common Stock on the date of the Mandatory Conversion Notice must be at least twenty-five percent (25%) greater than the stated Conversion Price of the Note being converted: and (B) for any Mandatory Conversion Notices issued and to be effective eighteen months or later from the date of the Initial Note, the Market Price of the common stock on the date of the Mandatory Conversion Notice must be at least thirty-five percent (35%) greater than the stated Conversion Price of the Note being converted (each of the Conversion Prices in clauses (A) and (B), a “Mandatory Conversion Price”); and (C) provided, in each of clauses (A) and (B), even though the relevant Market Price(s) would not permit a Mandatory Conversion, Borrower may still effect a Mandatory Conversion by reducing the Conversion Price at which such Notes are in fact converted to a price that represents no less than a twenty-five percent (25%) discount (if clause (A) is applicable) or thirty-five percent (35%) discount (if clause (B) is applicable) to the Market Price, as necessary to satisfy the conditions set forth in clauses (iii)(A) and (B) and effect a Mandatory Conversion;

(iv) The number of shares of Conversion Stock issuable upon a Mandatory Conversion may not exceed fifty percent (50%) of the average daily trading volume of Borrower’s Common Stock over the ten (10) trading days prior to any Borrower Mandatory Conversion Notice;

(v) Not more than $1,000,000 in value of Notes may be converted at any one time by Mandatory Conversion;

(vi) There shall be a minimum of five (5) trading days between Mandatory Conversion Notices;

(vii) Accrued and unpaid interest on a Note to be converted shall be paid in cash on the effective date of conversion;

(viii) the representations and warranties set forth in Section 3.16(h) of the Agreement are true and correct other than the last proviso set forth in Section 3.16 therein;

(ix) Each Mandatory Conversion Notice shall include the relevant calculations acceptable to Borrower to show that a Mandatory Conversion meets or will at the effective date of conversion meet the foregoing requirements and shall be certified by an executive officer with direct knowledge of the foregoing; and

(x) PFG may not have theretofore exercised its right to amortize the Loans under Section 1(d), below.

The term “Market Price” shall mean the volume-weighted average closing price per share of Borrower’s Common Stock for the ten (10) consecutive trading days prior to the date of the Mandatory Conversion Notice or prior to the Initial Loan and all additional Notes, as reasonably determined by PFG.  The term “Conversion Stock” shall mean the shares of Borrower’s Common Stock issuable upon an Optional or Mandatory Conversion.

     (d) Amortization Right: If (A) Borrower should fail to maintain Minimum Revenues (as defined below), measured as of the end of each calendar quarter, or (B) a Borrower Regulatory Issue has occurred, PFG may elect to amortize all or (at PFG’s sole option) part of the Loan, over a 36-month period from the date such PFG election is made (the “Amortization Right”), which Amortization Right must be exercised, if at all, not later than the twentieth (20th) Business Day following the date PFG receives the Borrower report certifying compliance (or failure to comply) with the Minimum Revenues Test and, if PFG so elects, Borrower shall thereafter commence to make monthly payments of principal and interest on all then outstanding Notes in accordance with an amortization schedule that reflects an amortization of: (i) forty-five percent (45%) of outstanding principal of Notes in the first twelve (12) months from such election, (ii) thirty-five percent (35%) in the following twelve months from such election and (iii) twenty percent (20%) in the remaining twelve (12) months of such 36-month period notified at such time by PFG. PFG may suspend Borrower’s obligation to make amortized payments at any time upon notice in its sole discretion. If PFG at any time exercises the Amortization Right, PFG’s obligation to make Loans to Borrower under Section 1(a) of this Schedule (other than the initial Note) and Borrower’s right to request borrowings under this Agreement shall terminate.

     Minimum Revenues Test:“Minimum Revenues” for purposes of this Amortization Right (as distinct from the Financial Covenant set forth in Section 5 of this Schedule), shall mean Borrower’s consolidated GAAP revenues (“Revenues”) on a quarterly cumulative basis in no less than the amounts (represented in thousands) and for the periods set forth below:

Period	Minimum Revenues (000's)	Quarters Included
Q4-2010	$118,807	Q4-2010 plus actual Revenues for Q1-Q3-2010
Q1-2011	$21,067	Q1-2011
Q2-2011	$43,586	Q1-2011 and Q2-2011
Q3-2011	$105,243	Q1 through Q3-2011
Q4-2011	$149,899	Q1 through Q4-2011

For periods after Q4-2011, the full fiscal year Minimum cumulative Revenue threshold shall not be less than ninety percent (90%) of the greater of (i) the Revenues specified in Borrower’s Board-approved annual financial plan for each fiscal year (“Annual Plan”), and one hundred twenty percent (120%) of the prior fiscal year Annual Plan (the “Annual Plan Projected Revenues”). The relevant percentages for each quarter of each fiscal year shall be set: (i) in the case of each first and (on a cumulative basis with the first quarter) second quarter, at eighty percent (80%) of Annual Plan Projected Revenues; and in the case of third quarter (on a cumulative basis with the first and second quarters) and the fourth quarter (on a cumulative basis with the first, second and third quarters), at ninety percent (90%) of Annual Plan Projected Revenues. For example only, if the Annual Plan Revenues were $100 for FY2011 and the FY2012 Annual Plan Projected Revenues showed projected Revenues of $110, the Annual Plan Projected Revenues on which Minimum quarterly thresholds would be based (for purposes of the Amortization Right) would be $120 for FY2012 and the Minimum Revenues annual threshold would be $108 (90% of $120). The Q1-2012 Minimum Revenues threshold would be 80% of the (as adjusted) Annual Plan Revenues for Q1-2012 and Q2-2012. The Q3-2012 and Q4-2012 Minimum Revenues thresholds would each be 90% of the Annual Plan Projected Revenues for Q1 through Q3-2012 (in the case of the Q3-2012 threshold) and Q1 through Q4-2012 (in the case of the Q4-2010 threshold).

For the avoidance of doubt, Borrower’s failure to meet the Amortization Right Minimum Revenues Test shall not (in the absence of any other Default) be deemed a Default under the Loan Agreement.

(e) Conditions to Each Note

           Issuance / Borrowing: As a condition to the issuance of each Note and Loan, counsel to Borrower shall issue and deliver an opinion of counsel in favor of PFG in the form appended as Exhibit E hereto to the effect that the Notes and Conversion Stock (when issued under each Note) will be exempt from registration under the Securities Act or that such Conversion Stock will be covered by an existing registration of Borrower.

2. INTEREST.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to the rate quoted from time to time the Prime Rate plus 2.5%, floating.

Interest shall be calculated on the basis of a 360-day year and a year of twelve months of 30 days each for the actual number of days elapsed. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3. FEES (Section 1.3):

Loan Fee: $300,000, payable concurrently herewith, less the amount of any non-refundable due diligence fee paid to PFG under the terms of the term sheet in respect of the Loan.

4. MATURITY DATE (Section 5.1):
November 5, 2015, regardless of the issue date of Notes.

5. FINANCIAL COVENANTS (Section 4.1):
Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible Net Worth: Borrower shall maintain a Tangible Net Worth of not less than the amounts set forth below for each quarterly period, measured as of the last day of each fiscal quarter, during the following periods:

Period	TNW Minimum
Closing through December 31, 2010	$50,000,000
March 31, 2011	$45,000,000
June 30, 2011	$38,000,000
September 30, 2011	$40,000,000
December 31, 2011	$42,000,000

Adjusted Quick Ratio: Borrower shall maintain an Adjusted Quick Ratio, measured as of the last day of each month, of not less than (i) 1.50 to 1.00 from the date hereof through June 30, 2011, and (ii) 1.25 to 1.00 from July 31, 2011 through December 31, 2011.

For periods after December 31, 2011, the Tangible Net Worth and Adjusted Quick Ratio covenant thresholds shall be set by PFG and the Senior Lender in consultation with Borrower, based upon Borrower’s Board-approved financial plan for such future periods.

Amendment of Financial Covenants: PFG and Borrower each acknowledge their mutual intention that the Financial Covenants specified in this Schedule Section 5 approximate those similar covenants to be in effect in the Senior Debt Documents, an amendment of which is pending as at the date of this Agreement. Without limiting the parties obligations under Sections 4.13 and 8.21 of the Agreement, upon the availability of the Senior Debt Documents, as amended, this Section 5 shall be amended to reflect as nearly as is practicable, the financial covenants agreed between Borrower and the Senior Lender and, if such amendment is not consummated within ten (10) Business Days from the date hereof, the financial covenants above shall be set by PFG in consultation with Borrower so as to approximate the existing Senior Lender financial covenants.

6. REPORTING. (Section 4.4):

Subject to the proviso at the end of this Section, Borrower shall from time to time provide PFG with the following:

(a)
Compliance Certificates, at the time of each Loan request and monthly within 30 days after the end of each month, signed by the Chief Financial Officer of Borrower, certifying as of the end of such month or at the time of such request and the issuance of any Note, as applicable, that: (i) Borrower was in full compliance with all of the terms and conditions of this Agreement and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as PFG shall then reasonably request, including, without limitation, a statement that at the end of such month there were no held checks, to the extent such check amounts are not included in Borrower’s accounts payable, (ii) Borrower was in full compliance with all of the terms and conditions of the Senior Loan Documents (without giving effect to any Senior Lender forbearance or waiver), and (iii) the representation and warranty set forth in Section 3.16(h) of the Agreement remains true and correct; and

(b)
Monthly notice as to the financial covenants from time to time being tested under the Senior Loan Documents, together with copies of the compliance certificate or other notice or other determination of such compliance sent to the Senior Lender from time to time;

provided, however, if in the reasonable judgment of Borrower, any such reports contain material non-public information, Borrower shall either not provide such reports or shall redact portions thereof containing the information it reasonably believes to be material and non-public and, in each case, shall provide notice to PFG that does not disclose the underlying material non-public information but does provide a reasonable description of the basis for non-delivery or redaction. Notwithstanding the  foregoing, PFG may make a Special Request for information that would otherwise not be provided by Borrower or would be provided in redacted form.

(c)	Copies of all reports and statements provided by Borrower to the Senior Lender, but only upon Special Request from time to time of PFG.

                   7.  BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Representations and Warranties of each Borrower dated and effective as of November 5, previously submitted to PFG (the “Representations”) is true and correct as of the date hereof.

8. ADDITIONAL PROVISIONS

(a)	Senior Lender.

(1)
Senior Lender.  As used herein, “Senior Lender” means Silicon Valley Bank, and “Senior Debt Documents” means all present and future documents instruments and agreements entered into between Borrower and Senior Lender or by third parties relating to Borrower and Senior Lender.

(2)
Senior Debt Limit.  Borrower shall not permit the total Indebtedness of Borrower to Senior Lender to exceed $45,000,000 at any time outstanding, as may be reduced by permanent reductions in principal indebtedness under Borrower’s Senior Debt Documents for which the Senior Lender no longer is obliged to relend (the “Senior Debt Limit”), including, but not limited to, monies borrowed by Borrower, interest on loans due from Borrower, fees and expenses for which Borrower is obligated, sums due from Borrower in connection with issuance of commercial letters of credit, issuance of forward contracts for foreign exchange reserve, and any other direct or indirect financial accommodation Senior Lender may provide to Borrower).

(3)
Senior Loan Documents.  Borrower represents and warrants that it has provided PFG with true and complete copies of all existing Senior Loan Documents, and Borrower covenants that it will, in the future, provide PFG with true and complete copies of any future Senior Loan Documents, including without limitation any amendments to any existing Senior Loan Documents.

(4)
Future Senior Lender. PFG agrees to subordinate its Liens to any senior lender replacing the Senior Lender, so long as (i) such new senior lender accepts substantially similar terms of subordination as are set forth in the Subordination Agreement between PFG and the Senior Lender, (ii) the principal amount senior to PFG is no greater than the Senior Debt Limit, and (iii) the maturity date of such new senior lender loan documents is no earlier than the maturity date(s) set forth in the Senior Debt Documents.

(b)
Deposit Accounts.  Concurrently, Borrower shall cause the banks and other institutions where its Deposit Accounts are maintained to enter into Control Agreements with PFG, in form and substance satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in said Deposit Accounts, subject to the security interest of the Senior Lender.  Said Control Agreements shall permit PFG, upon a Default, to exercise exclusive control over said Deposit Accounts (subject to the rights of the Senior Lender). Notwithstanding the foregoing, PFG shall not require a Control Agreement in respect of (i) Borrower’s Deposit Account No. 2000041716759 with Wachovia Bank so long as there is not at any time more than $50,000 in such account in the aggregate; and (ii) Borrower’s Deposit Account No. 2000036982831 with Wachovia Bank so long as, so long as it is used exclusively to hold cash Collateral securing letters of credit in connection with Borrower’s business and, at maturity or when no longer used for such purpose, the cash Collateral in such account is deposited in an account in respect of which PFG has a Control Agreement; and (3) Blackrock, so long as such account is used solely in connection with employee stock option exercises under Borrower’s equity incentive plan.

(c)
Subordination of Inside Debt.  All present and future indebtedness of Borrower to its officers, directors and shareholders (“Inside Debt”) shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on PFG’s standard form.  Borrower represents and warrants that there is no Inside Debt presently outstanding, except as set forth in Exhibit A.  Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to PFG a subordination agreement on PFG’s standard form.

9. CONDITIONS

In addition to any other conditions to the Loan set out in this Agreement, PFG will not make the Loan until PFG shall have received, in form and substance satisfactory to PFG, such documents, and completion of such other matters, as PFG may reasonably deem necessary or appropriate, including that there shall be no discovery of any facts or circumstances which would, as determined by PFG in its sole discretion, negatively affect or be reasonably expected to negatively affect the collectability of the Obligations, PFG’s security interest in Borrower’s Collateral or the value thereof, including, without limitation:

(a)
duly executed original signatures of Borrower and each relevant Subsidiary to the Loan Documents to which each Borrower and relevant Subsidiary is a party, including without limitation, this Loan and Security Agreement and Cross Corporate Continuing Guaranty and Security Agreement;

(b)	a Solvency Certificate in respect of each Borrower and Guarantor;

(c)	an Intellectual Property Security Agreement and associated Collateral Agreement and Notice from each Group Member owning registered Intellectual Property;

(d)	a duly authorized, executed and delivered Initial Note in the principal amount of $15,000,000;

(e)	[Intentionally Left Blank]

(f)
Borrower’s and each Subsidiaries’ respective constitutional documents and a good standing certificate of Borrower certified by the relevant Secretary(s) of State of the state of formation of Borrower and each Subsidiary as of a date no earlier than thirty (30) days prior to the date hereof, together with a foreign qualification certificate from each State in which any of the foregoing have disclosed in the Representation they are registered or are otherwise required to register;

(g)
duly executed Secretary’s Certificate and Incumbency Certificates of each Borrower and Guarantor, certifying the constitutional documents of each Borrower and Guarantor party to a Loan Document and the corporate (or other) borrowing resolutions of each Borrower and Guarantor, which resolutions shall include, for all Borrower’s and Guarantors of Obligations other than Agent, the authority of Agent to act on behalf of such Borrower or Guarantor, as the case may be, and in the case of Agent, resolutions (in addition to the foregoing) addressing the conversion of the Notes;

(h)	account Control Agreements as required by Section 8(b) of this Schedule, duly executed by each Borrower and each Borrower’s depositary institutions in favor of PFG;

(i)
certified copies, dated as of a recent date, of financing statement searches, as PFG shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Loan, will be terminated or released;

(j)	the Representations, duly executed by each Borrower, true, correct accurate and complete as of the date hereof;

(k)	landlord consent(s) executed in favor of PFG by each Borrower’s principal office lessor in respect of Borrower’s principal business premises;

(l)
a bailee/warehouseman’s waivers in respect of any locations where any Borrower has more than $500,000 in value of Collateral located (if not at the principal business location referenced in clause (k), above;

(m)	the insurance policies and/or endorsements required pursuant to Section 4.3;

(n)	payment of the Fee specified in Section 3 of this Schedule and PFG’s expenses incurred in connection with the Loan;

(o)	a duly executed Compliance Certificate dated the date hereof;

(p)	true, current and complete copies of all Senior Loan Documents;

(q)	any undertakings required by PFG in respect of any Group Member not party to the Loan Documents;

(r)	execution of a Pledge Agreement by Comverge in which it pledges as security for the Obligations its Equity Interests in AER, Giant and Enerwise;

(s)	execution of a Pledge Agreement by Giant in which it pledges as security for the Obligations its Equity Interests in PES and PES NY, LLC, a New York limited liability company;

(t)	execution of a Pledge Agreement by Enerwise in which it pledges as security for the Obligations its Equity Interests in CPM;

(u)	execution of a Pledge Agreement by PES NY, LLC, a New York limited liability company, in which it pledges as security for the Obligations its Equity Interests in PESNY;

(v)
applicable to each Borrower, an opinion of counsel of Borrower covering the good standing, authority, proper execution and delivery of the Loan Documents, no conflict with Borrower Constitutional Documents, or violation of Legal Requirements applicable to Borrower, and (without duplication for the separate securities opinion required in Section 1(e) of this Schedule), the proper authorization, execution and delivery of the Initial Note;

(w)	execution and delivery of a Post Closing Obligations Letter Agreement addressing any conditions waived or deferred as conditions subsequent to closing; and

(x)	senior Lender and PFG shall have entered into a subordination agreement in respect of the relative priorities of their Liens and repayment.

[Signature Page Follows]

Borrower: Comverge, Inc. By_______________________________ Michael Picchi, Executive Vice President By_______________________________ Secretary or Ass't Secretary	PFG: PARTNERS FOR GROWTH III, L.P. By_______________________________ Name: ___________________________ Title: Manager, Partners for Growth III, LLC Its General Partner
Borrower: Comverge Giants, LLC By_______________________________ Name: ___________________________ Title: ____________________________	Borrower: Public Energy Solutions, LLC By_______________________________ Name: ___________________________ Title: ____________________________
Borrower: Public Energy Solutions NY, LLC By_______________________________ Name: ___________________________ Title: ____________________________	Borrower: Clean Power Markets, Inc. By_______________________________ Michael Picchi, Vice President By_______________________________ Secretary or Ass't Secretary
Borrower: Enerwise Global Technologies, Inc. By_______________________________ Michael Picchi, Vice President By_______________________________ Secretary or Ass't Secretary	Borrower: Alternative Energy Resources, Inc. By_______________________________ Michael Picchi, Vice President By_______________________________ Secretary or Ass't Secretary

Exhibit A to Loan and Security Agreement

Section 7—“Permitted Indebtedness”—Other Existing Permitted Indebtedness:

A.	Letters of Credit

Letters of Credit as of September 30, 2010

Beneficiary  Amount Expires Issuing Bank  Comment    LC#

***

******************

******************

******************

******************

******************

******************

******************

******     ***     ***        ***       ***

***

******************

******************

******************

******************

******************

******************

******     ***     ***        ***       ***

Total:             ***

B.	Capital Leases – None

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C.	Surety Bonds

Initial
Effective Bond    Bond              Bond     Bond
Date    Amount  Obligee  Description  Number  Premium  Status

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

****************** ***

Section 7—“Permitted Investments”—Other Existing Permitted Investments:

6D Comverge, Inc.
Comverge Utah, Inc.
Comverge Canada, Inc.
Comverge Energy Management, Inc.
Comverge Energy Partners, Ltd.
PES NY, LLC
Public Electric, Inc.

Inside Debt - (Section 8 of Schedule) – None

Exhibit B to Loan and Security Agreement – Compliance Certificate

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COMPLIANCE CERTIFICATE

Borrower: Comverge, Inc. (as Agent for Borrowers) 5390 Triangle Parkway, Suite 300 Norcross, GA 30092	Lender: Partners for Growth III, L.P. (“PFG”) 180 Pacific Avenue San Francisco, CA 94111
===========================================================================

The undersigned authorized officer of Borrower, for itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and PFG dated as of November 5, 2010  (the "Agreement"),  (i) (each) Borrower is in complete compliance for the period ending __________________ with all required covenants except as detailed below, (ii) all representations and warranties of Borrower stated in the Agreement, including the Representation Letter, as defined in the Agreement, are true, complete, correct and accurate on this date except those representations and warranties expressly referring to a specific date shall be true, complete, correct and accurate as of such date, and except as noted below or on any disclosure letter attached to this Certificate, (iii) (each) Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and (each) Borrower has timely paid all foreign, federal state and local taxes, assessments, deposits and contributions owed by Borrower(s) except as otherwise permitted pursuant to the Loan Agreement, (iv) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to PFG, and (v) there are no Defaults or Events of Default. Attached herewith are the required documents supporting the above certification.  The undersigned further certifies that the financial statements, information and schedules referred to below have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	Required	Complies
Compliance Certificates	Monthly within 30 Days	Yes	No
Unaudited Financial Statements	By Special Request only	Yes	No
AR and AP Agings	By Special Request only	Yes	No
Deferred Revenue Schedules	By Special Request only	Yes	No
Annual Budgets/Projections	By Special Request only	Yes	No
Audited Financial Statements	By Special Request, if not publicly available	Yes	No
Other Reports	When Requested by PFG	Yes	No

Financial Covenants	Required	Complies (Y/N)
Minimum Tangible Net Worth	Quarterly	Yes	No
Adjusted Quick Ratio	Monthly	Yes	No

Amortization Trigger	Required	Complies (Y/N)
Minimum Revenues	Quarterly starting Q4-2010	Yes	No

Sincerely,

SIGNATURE

TITLE

DATE

Exhibit C - Form of Note

$[   ]                                                                  [November __], 20__

THIS SENIOR CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

THIS NOTE IS BEING ISSUED PURSUANT TO A LOAN AND SECURITY AGREEMENT BETWEEN MAKER AND HOLDER DATED AS OF NOVEMBER __, 2010 (THE “LOAN AGREEMENT”).

SENIOR CONVERTIBLE PROMISSORY NOTE

Comverge, Inc., a Delaware corporation (the “Maker”), for value received, promises to pay, so long as a Conversion Event has not occurred prior to November 5, 2015, to Partners for Growth III, L.P. (“Holder”) the principal sum of [_____________ Dollars] (the “Principal Amount”) on November 5, 2015 or, if earlier, immediately upon Holder demand after the occurrence of an Event of Default under the Loan Agreement that is continuing (the “Maturity Date”) as provided herein.  Capitalized terms used but not defined herein are used with the meanings given to them in the Loan Agreement.  This Note is one of several Notes contemplated to be issued under the Loan Agreement, differing only as to issue date, Principal Amount, interest rate and Conversion Price. The terms and definitions of the Loan Agreement shall govern this Note and are incorporated by reference herein.

1.Payments.

(a)           The interest rate payable hereunder shall be the Prime Rate from time to time, plus 2.50%, per annum, payable monthly on the basis set forth in Section 2 of the Schedule to the Loan Agreement.  Any accrued and unpaid interest on this Note will be due and payable on the day that all principal is due and payable, whether on the Maturity Date, by acceleration, at the time of a Conversion Event or otherwise.

(b)           Payment shall be made in lawful tender of the United States in immediately available funds, and shall be credited first to accrued interest then due and payable with the remainder applied to principal.  This Note may not be prepaid in whole or in part at any time prior to the Maturity Date without Holder’s consent in its sole and absolute discretion.

2.Ranking.  This Note and all principal, interest and other amounts, if any, payable hereunder shall rank senior in right of payment to all other Maker Indebtedness, except as otherwise specified in the Loan Agreement.

3.Conversion.

(a)           This Note may be converted into that number of shares of Common Stock (rounded to the nearest whole share) determined by dividing the Principal Amount (excluding interest) of this Note to be converted by $[__]1 (the “Conversion Price”), subject to adjustment below, at any time upon the election of the Holder hereof (the “Holder Conversion”) or at the election of Maker upon  a “Mandatory Conversion, as described in Section 1(c) of the Schedule to the Loan Agreement, all in accordance with and subject to the terms and conditions of the Loan Agreement (each a “Conversion Event”). If the amount of this Note to be converted is less than the Principal Amount, this Note shall be amended on the effective date of the conversion resulting from a Conversion Event to reflect the new (unconverted) Principal Amount.

(b)           As soon as practicable after the occurrence of a Conversion Event, and in any event within the time periods specified in Sections 1(b) and 1(c) of the Schedule to the Loan Agreement, Maker at its expense will cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled on such conversion.  No fractional Conversion Stock shall be issued on conversion of the Note.  If on conversion of the Note a fraction of a share of Conversion Stock results, Maker will round to the nearest full share.

(c)           From and after the occurrence of a Conversion Event, Maker shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of this Note and all other Notes.  Maker will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder as set forth herein against impairment.

4.Conversion Adjustments.

(a) Adjustments.  The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 4.

(b) Subdivisions, Combinations and Stock Dividends.  If Maker shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend, bonus issue or otherwise with respect to any Common Stock, the Conversion Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares into which this Note may be converted shall be proportionately increased. Conversely, in case the outstanding Common Stock of Maker shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares into which this Note may be converted shall be proportionately decreased.

1 The Conversion Price shall mean 20% above the volume-weighted average closing price per share of Borrower’s Common Stock for the ten (10) consecutive trading days prior to the date of issuance of the Loan Request and shall be inserted into each Note upon issuance.

(c) Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon conversion of this Note, Holder shall be entitled to receive, upon conversion of this Note, the number and kind of securities and property that Holder would have received in exchange for the securities that would have been issued on conversion if this Note had been converted immediately before such reclassification, exchange, substitution, or other event.  Maker or its successor shall promptly issue to Holder a certificate setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Note as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exchange or exercise of this Note.  The certificate shall provide for adjustments (as determined in good faith by Maker’s Board of Directors) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Conversion Price.  The provisions of this Section 4(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

(d) Notices of Record Date, Etc.  In the event that Maker shall:

(1) declare or propose to declare any dividend upon its Common Stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2)  offer for sale any additional shares of any class or series of Maker’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3)  effect or approve any reclassification, exchange, substitution or recapitalization of the capital stock of Maker, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of Maker with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4)  offer holders of registration rights the opportunity to participate in any public offering of Maker’s securities,

then, in connection with such event, Maker shall give to Holder:

          (i) at least ten (10) days prior written notice of the date on which the books of Maker shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

          (ii) in the case of the matters referred to in (3) above, at least five (5) days prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Note at the address of Holder; and

(iii)  in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

(e) Adjustment by Board of Directors.  If any event occurs as to which, in the opinion of the Board of Directors of Maker, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4(b) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 4(b).

(f) Officers’ Statement as to Adjustments.  Whenever the Conversion Price is required to be adjusted as provided in Section 4, Maker shall forthwith file at each the Company's principal office with a copy to the Holder notice parties set forth in Section 7 hereof a statement, signed by the Chief Executive Officer or Chief Financial Officer of Maker, showing in reasonable detail the facts requiring such adjustment and the Conversion Price and number of shares of Common Stock issuable upon conversion that will be effective after such adjustment; provided, however, such statement shall not be required to the extent the information requested in this Section 4(f) is available through Maker’s current reports filed with the Securities and Exchange Commission. If at any time the information described in this Section 4(f) is readily available through Maker’s reports filed with the Securities and Exchange Commission, Maker shall not be required to provide a separate notice of adjustment to the Holder; provided, however, if such information is not readily available through Maker’s current reports filed with the Securities Exchange Commission and made public, Maker shall cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder of this Note at its notice address(es) appearing in Section 12.

(g) Issue of Securities other than Common Stock.  In the event that at any time, as a result of any adjustment made pursuant to Section 4, the Holder thereafter shall become entitled to receive any securities of Maker, other than Common Stock, thereafter the number of such other shares so receivable upon exchange of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4.

5.           Events of Default.  An Event of Default shall be deemed to have occurred under this Note if an Event of Default has occurred under the Loan Agreement or any other Loan Document (each, an “Event of Default”)

                6.No Offset Rights.  Maker may not offset any amounts due or claimed to be due from Holder to Maker against amounts due to Holder under this Note.

7.           Series of Notes.  This Note is one of a series of Notes of like tenor issued in an original aggregate principal amount of up to the Credit Limit under the Loan Agreement (plus such additional principal amounts of Notes that may be permitted to be issued as a result of Conversion Events and subsequent issue of Notes in accordance with the Loan Agreement.

8.           Costs and Expenses.  Maker promises to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with the enforcement of, or collection of any amounts due under, this Note.  Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument, except for notices to which Maker is expressly entitled under this Note.

9.           Successors and Assigns.  This Note shall be binding upon, and shall inure to the benefit of, Maker and Holder and their respective successors and assigns; provided, however, that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder.

10.           Modifications and Amendments; Reissuance of Note.  This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by Maker and Holder.  No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Holder.  Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction, or mutilation of this Note and of an unsecured agreement of indemnity reasonably satisfactory to Maker, and upon surrender or cancellation of this Note, if mutilated, Maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note.

11.           Remedies Cumulative.  Each and every right, power and remedy herein given to Holder, or otherwise existing, shall be cumulative and not exclusive and be in addition to all other rights, powers and remedies now or hereafter granted (including, without limitation, other rights of set-off under applicable law) or otherwise existing.  Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Holder.

12.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given in the manner set forth in the Loan Agreement, addressed as follows:

              if to Holder, at

Partners for Growth III, L.P.
180 Pacific Avenue
San Francisco, California 94111
Attention:  Chief Financial Officer
Fax:  (415) 781-0510

with a copy (not constituting notice) to

Greenspan Law Office
Attn: Benjamin Greenspan, Esq.
620 Laguna Road
Mill Valley, CA 94941
Fax: (415) 738-5371
Email: ben@greenspan-law.com

or
if to Maker, at

Comverge, Inc.
5390 Triangle Parkway, Suite 300
Norcross, GA 30092
Attn: Michael Picchi
Fax:   (651) 259-1696
Email: mpicchi@comverge.com

with a copy (not constituting notice) to:

Comverge, Inc.
5390 Triangle Parkway, Suite 300
Norcross, GA 30092
Attn: Matt Smith
Fax:   (651) 259-1696
Email: msmith@comverge.com

or at such other address and facsimile number as Holder shall have furnished to Maker in accordance with this Section 12.

13.           Waiver.  Holder shall not by any act (except by a written instrument in accordance with Section 10 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Holder, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14.           Legends. Upon Holder’s request any time six (6) months after the date hereof, Maker shall remove the Securities Act legend appearing on this Note and any Common Stock issued upon conversion hereof.

15.           Miscellaneous; Interpretation.  Section 3.16, Section 8 and Exhibit D of the Loan Agreement are expressly incorporated by reference herein. In the event of any direct conflict between the terms of this Note and the terms of the Loan Agreement or any other Loan Document referenced herein, except as to (i) the issue date of this Note, (ii) the Principal Amount of this Note, (iii) the interest rate applicable to this Note (due to its determination as of the issue date of a Note in accordance with Section 2 of the Schedule to the Loan Agreement, and (iv) the Conversion Price of this Note (due to its determination as of the issue date of a Note under Sections 1(b) and 1(c), as applicable, of the Schedule to the Loan Agreement), the terms of the Loan Agreement and such other Loan Document shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Note to be signed on the date first set forth above.

MAKER:           COMVERGE, INC.

                                                                _____________________________

                                                                Name:

                                                                Title:

ACKNOWLEDGED AND AGREED

HOLDER:PARTNERS FOR GROWTH III, L.P.

By_______________________________

Name:  ___________________________

Title: Manager, Partners for Growth III, LLC
Its General Partner

Exhibit D - PFG Representations

Representations and Warranties of PFG

PFG hereby represents and warrants to the Company as follows:

(a)           Investment Representations.  PFG understands that neither the Notes nor the Conversion Stock have been registered under the Securities Act.  PFG also understands that Notes are being offered and sold pursuant to an exemption from registration contained in Rule 506 of Regulation D under the Securities Act based in part upon PFG's representations contained in this Agreement.  PFG hereby represents and warrants as follows:

(i)  PFG Bears Economic Risk.  PFG has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower so that it is capable of evaluating the merits and risks of its investment in Borrower and has the capacity to protect its own interests.  PFG understands that it must bear the economic risk of this investment and represents that it is able to hold the Notes and the Conversion Stock indefinitely unless and until the Notes (or the Conversion Stock, as may be the case) are registered pursuant to the Securities Act, or an exemption from registration thereunder is available.

(ii)  Acquisition for Own Account.  PFG is acquiring the Notes and the Conversion Stock for PFG's own account for investment purposes only, and not with a view towards their distribution.

(b)           PFG Can Protect Its Interest.  PFG represents that by reason of its, or of its management's, business or financial experience, PFG has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the other Loan Documents.  PFG also represents such PFG has not been organized for the purpose of acquiring the Notes or the Conversion Stock.

(c)           Accredited Investor.  PFG represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(d)           Company Information.  PFG has had an opportunity to discuss Borrower's business, management and financial affairs with directors, officers and management of Borrower and has had the opportunity to review Borrower's operations and facilities. PFG has also had the opportunity to ask questions of and receive answers from, Borrower and its management regarding the terms and conditions of this investment.

(e)           Rule 144.  PFG acknowledges and agrees that the Notes and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  PFG has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about Borrower, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(f)           Residence.  The office or offices of the PFG in which its investment decision was made is located in San Francisco, California.

Exhibit E - Opinion of Counsel (Schedule Section 1(e))